UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events.

XenoPort, Inc. (“XenoPort” or the “Company”) has received confirmation from its partner, Astellas Pharma Inc., that, following a meeting on December 2, 2011 in Japan, the drug evaluation committee of the Japanese Ministry of Health, Labor and Welfare (“MHLW”) recommended approval of gabapentin enacarbil, which will be known by the trade name Regnite in Japan, for the treatment of Restless Legs Syndrome. This positive recommendation will be reviewed by the MHLW prior to its final decision on authorizing the marketing of Regnite in Japan for the treatment of Restless Legs Syndrome. The MHLW will issue a final notification to Astellas regarding its decision, which the Company expects to occur in the first quarter of 2012.

This report contains “forward-looking” statements, including, without limitation, all statements related to the potential timing and outcome of the decision of the MHLW with respect to Regnite in Japan. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertainty of the outcome of the MHLW approval process and the timing thereof, other regulatory requirements and XenoPort’s dependence on its collaborative partners. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission on November 4, 2011. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC. (Registrant)

Dated: December 2, 2011	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer